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                                                                     Exhibit 3.8

                               BYLAWS, AS AMENDED

                                       OF

                           CULLYSPRING WATER CO., INC.

                                    ARTICLE I

                             Meeting of Shareholders

      Section 1. The annual meeting of the shareholders shall be held in the registered office of the corporation on the ____ day of _______________ of each year.

      Section 2. Special meetings of shareholders may be held at the principal office, or at any other convenient place, upon the call of the Board of Directors or President, after notice of time, place, and purpose of such meeting shall be delivered to the Secretary of the corporation at least five (5) days prior to the time so appointed, or at any time when all the shareholders are present in person or by proxy and consent thereto; or may be held by consent and agreement, as provided by statute.

      Section 3. Any adjournment or adjournments of any annual or special meeting may be taken without any notice being given but any meeting at which Directors are to be elected shall be adjourned for no longer than one (1) week intervals until such Directors have been elected.

      Section 4. The presence in person or by proxy of a majority of the voting power of all shareholders shall constitute a quorum for the transaction of business at a shareholders' meeting.

                                   ARTICLE II

                               Board of Directors

      Section 1. The business of the corporation shall be managed by a board of not less than one (1) nor more than nine (9) Directors, the specific number for any year to be fixed by the shareholders at the annual meeting, or at any other meeting held for the purpose of electing a Director or directors provided, however, during any period in which, as exists at the adoption of these Bylaws, there exists fewer than three (3) shareholders the number of directors shall be equal to the number of shareholders. Each Director shall be elected to serve for a period of three (3) years, from March 15 of the year elected until March 14 three (3) years hence; and until their successors are elected and shall qualify.
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      Section 2. Vacancies in the Board of directors shall be filled by the remaining members of the Board, and each person so elected shall be a Director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders, or at any special meeting duly called for that purpose and held prior thereto.

      Section 3. The annual meeting of Directors at which the other officers of the corporation shall be elected shall be held at the registered office of the corporation immediately following the final adjournment of the annual shareholders' meeting.

      Section 4. Meetings of the Board of Directors other than the annual meeting of Directors may be held at such place whether in this State or elsewhere, as a majority of the Directors may from time to time appoint.

      Section 5. A meeting of the Board of Directors may be called by the President or Secretary of the corporation at any time, and may be held after the giving of sufficient notice to each Director to enable him to attend; or may be held by consent and agreement, as provided by statute.

                                   ARTICLE III

                                    Officers

      Section 1. The officers of this corporation shall be a President, a Vice-President, a Secretary, and a Treasurer, who shall be elected by the Board of Directors at the annual meeting of the board, to serve for a period of one
(1) year from he 15th day of March to the 14th day of March of the following year and until their successors are elected and have qualified. Vacancies in any office may be filled by the Board of Directors at any meeting.

      Section 2. The President shall preside at all Directors' and shareholders' meetings, shall have general management of the affairs of the corporation,, shall sign all stock certificates and written consents of the corporation, shall appoint and discharge all agents and employees, subject always to the approval of the Board of Directors, to remove or discharge the same, and shall perform all such other duties as are incident to his office or as may be required of him by the Board of Directors, and shall have the right to create and appoint an executive committee for specific duties and powers, subject to the right of the Board of Directors to change or approve the same.

      Section 3. The Vice President shall, in the absence or incapacity of the President, perform the duties of that office.

      Section 4. The Secretary of the corporation shall keep the minutes of all Directors' and shareholders' meetings. He shall attend to the giving and serving of all notices of the corporation, shall be custodian of the corporate seal, shall attest with his signature and impress


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with the corporate seal all stock certificates and written contracts of the corporation, and shall perform all other duties as are incident to his office or may be required of him by the Board of Directors.

      Section 5. The Treasurer shall keep regular books of account and shall permit them, together with all of his other records and papers, to the Board of Directors at any meeting when required to so do. He shall, if required to do so by the Board of Directors, give such bond for the faithful performance of his duties as the Board may determine, and shall perform all such other duties as are incident to his office or as may be required by the Board of Directors.

      Section 6. In addition to the foregoing officers, the Board of Directors may, from time to time, elect such other officers as they may see fit, with such duties as the Board may deem proper.

                                   ARTICLE IV

                                      Stock

      Section 1. Certificates of stock, when the shares represented thereby have been fully paid for, shall be issued to each shareholder, evidencing the number of shares of stock held by him, and the same shall be signed by the President or Vice President and the Secretary, and the corporate seal shall be affixed thereto.

      Section 2. Transfers of stock shall be made only in the books of the corporation, and the old certificate properly endorsed shall be surrendered and canceled before a new certificate is issued. The Board of Directors may fix a time not exceeding twenty (2o) days preceding the date of any meeting of shareholders or the date fixed for the payment of any dividend or distribution as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or entitled to receive payment of any such dividend or allotment or rights, and in such case only the shareholder of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive payment of such dividend or to the allotment of rights and notwithstanding any transfer if any shares on the books of the corporation after any record date fixed as aforesaid, the Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period.

      Section 3. In the event of the loss or destruction of a certificate of stock, a new certificate shall be issued in lieu thereof upon satisfactory proof of the Secretary of such loss or destruction, and upon the giving of security by bond or otherwise, satisfactory to the Secretary, against loss to the corporation. Any such new certificates shall be plainly marked "duplicate" upon its face.

      Section 4. The person in whose names the certificates of stock stand upon the books of the corporation shall be the only ones entitled to notice of shareholders' meetings, and such persons or their duly authorized proxies shall be the only ones entitled to vote at any shareholders' meeting.


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      Section 5. Shares of stock shall not be sold, assigned, transferred or encumbered by any shareholder to any person or corporation unless the same shall first have been offered for sale to this corporation, said offer to the corporation shall be made in writing, setting forth the asking price by the offering shareholder, and the terms of sale, and the corporation shall have thirty (30) days in which to accept or reject the said offer, in writing; and a failure to act within said thirty (30) days shall constitute a rejection of the offer. If the offer be rejected by the corporation, and the offering shareholder shall thereafter offer said shares at a price or on terms other than those offered to the corporation, the shares so offered shall again be offered to the corporation on the new terms, to be accepted or rejected as hereinabove set forth.

      Section 6. In the event the corporation shall be unable or unwilling to purchase shares of stock so offered, the stock shall then be offered to the remaining shareholders, with the remaining shareholders or any of them, to have the right to buy the stock offered in proportion to their stockholdings at the time of offer. The remaining shareholders, or any of them, shall have thirty
(30) days in which to accept or reject said offer, in writing; and the failure to act within said thirty (30) day period shall constitute a rejection of the offer. In the event both the corporation and the remaining shareholder or shareholders shall fail or refuse to purchase stock so offered then the stock may be offered to any other person or persons, partnership, corporation, or other business entity. If the shares be so offered to any other person or persons, partnership, corporation, or other business entity under terms different from the terms upon which the stock was offered to the remaining shareholder or shareholders of the corporation, the shares so offered shall again be offered to the remaining shareholders of the corporation upon the new terms and conditions to be accepted or rejected as hereinabove set forth.

                                    ARTICLE V

                                   Amendments

      Section 1. These Bylaws may be amended by the shareholders of the corporation at any annual meeting, or at any special meeting properly called for that purpose at which a quorum is present, by the affirmative vote of a majority of the outstanding shares actually present and represented in person or by proxy.

      Section 2. There Bylaws may be amended by the Board of Directors at any annual meeting or at any special meeting properly called for that purpose at which a quorum is present by the affirmative vote of a majority of the Directors present, subject to the power of shareholders to change or repeal such Bylaws.


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                                   ARTICLE VI

                                      Seal

      Section 1. The corporation may by resolution adopt a corporate seal.


                                   ARTICLE VII

                                   Fiscal Year

      Section 1. The fiscal year of the corporation shall begin on the 1st day of January, of each year and terminate on the 31st day of December of each year.

      RATIFIED AND APPROVED this ____ day of _______________, 1983.



                                       _________________________________________
                                       STEFFEN HAUG



                                       _________________________________________
                                       MARGARET HAUG


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